Exhibit 99.1

February 11, 2019

PDC Energy Announces 2018 Full-Year Production and Year-End Proved Reserves;

Issues 2019 Production & Capital Guidance — Expects to be

Cash Flow Positive at $50 WTI Oil

DENVER, CO, February 11, 2019: PDC Energy, Inc. (“PDC” or the “Company”) (NASDAQ: PDCE) today reported its 2018 full-year production and year-end SEC proved reserves, as well as its production and capital investment guidance for 2019.

2018 Highlights:

•                  Full-year 2018 oil and gas capital investment of approximately $985 million, generating a year-over-year production increase of 26% to 40.2 million barrels of oil equivalent (“MMBoe”).

•                  Full-year 2018 oil production increased 32% year-over-year to approximately 17.0 million barrels.

•                  Fourth quarter 2018 production of approximately 11.8 MMBoe with a December exit rate of approximately 130,000 Boe per day.

•                  Year-end 2018 proved reserves of 545 MMBoe, an approximate 20% increase over year-end 2017 levels with an estimated all-sources reserve replacement of 330%(1).

•                  Before-tax SEC PV10 of year-end 2018 reserves of $5.3 billion, an increase of approximately 66% compared to year-end 2017.

2019 Guidance Highlights:

•                  Operating plan designed around the prioritization of delivering strong debt-adjusted per-share metrics and free cash flow generation utilizing a flat $50 WTI oil and $3 NYMEX gas price deck.

•                  Anticipated capital investments of $810 to $870 million, a reduction of approximately $150 million compared to 2018.  Approximately $40 million of capital associated with Delaware midstream is included in the full-year capital range; however, a portion of this investment is expected to be recouped through the ongoing divestiture process, which is expected to be executed in the first half of 2019.

•                  Project generating free cash flow from oil and gas operations, excluding corporate capital, of approximately $25 million at $50 oil.

•                  Year-over-year production growth of approximately 20% to an estimated 46 to 50 MMBoe.

CEO Commentary

“Our team performed extremely well in 2018, overcoming several hurdles that were largely out of our direct control while maintaining our high standard of safe, reliable operations,” said President and Chief Executive Officer, Bart Brookman.

Brookman added, “The industry is clearly faced with a new set of operational and financial expectations and I applaud our team’s resolve in creating a plan that mirrors our strategic priorities and commitment to generating free cash flow at $50 WTI oil prices.  I’m extremely pleased that our 2019 plan is focused on capital discipline as seen through an approximate $150 million reduction in our capital investments as well as an expected 15 percent reduction in our combined LOE and G&A costs per Boe compared to 2018. These achievements highlight the strength of our portfolio and ability to drive value for our shareholders.”

2019 Capital Budget and Operating Overview

PDC’s investment decisions are currently based on $50 WTI oil and $3 NYMEX gas for both 2019 and 2020 as it strives to deliver sustainable financial results over the next several years, with an added emphasis on organic free cash flow generation and more moderate growth in cash flows and production.  As a result, anticipated capital investments for 2019 has decreased by an estimated $150 million compared to 2018 to a range of $810 to $870 million, which can be categorized into two primary uses.

First, the Company plans to invest $770 to $830 million of capital towards continued development of the Wattenberg Field and Delaware Basin.  This operational plan is expected to generate $840 to $890 million in adjusted cash flows from operations through utilization of three drilling rigs in Wattenberg and a two and a half drilling rig pace in the Delaware. The Company has approximately 50% of its expected oil volumes hedged in 2019 at approximately $54.50 per barrel weighted average floor price. For every $5 increase or decrease in NYMEX oil pricing off the assumed $50 per barrel price, the Company expects its adjusted cash flows to be impacted by approximately $40 million, holding gas prices and all commodity differentials constant.  The 2019 plan includes modest Delaware basin well cost reductions to reflect a new completion design featuring increased stage spacing.

Second, approximately $40 million of capital is planned to be invested in the further build-out of Delaware Basin midstream infrastructure throughout 2019.  The Company continues to work towards the potential monetization of these assets and anticipates that a portion of the invested capital in 2019 will be recouped in the net proceeds upon divestiture.

The Company also plans to invest approximately $20 million of corporate capital towards to implementation of an Enterprise Resource Planning system to replace its existing operating and financial systems.  Similar to 2018, this investment has been excluded from the Company’s capital investment range.

Production in 2019 is expected to increase approximately 20% over 2018 to a range of 46 to 50 MMBoe.  Due to the timing of expected turn-in-lines in the Delaware, as well as the timing of planned third party gas processing expansions in Wattenberg, the Company expects its first quarter 2019 production to decrease slightly compared to the fourth quarter of 2018 before showing steady sequential growth through the rest of the year.  Similarly, the Company expects to outspend cash flows in the first half of 2019 before generating its expected free cash flow in the latter half of the year.  Oil production for 2019 is expected to grow approximately 20% compared to 2018 volumes while accounting for 41 to 45% of total production.

Additional details, including 2019 spuds and turn-in-lines for each basin, detailed financial guidance and operating cost structure and a preliminary 2020 outlook will be provided in the Company’s 2018 year-end earnings release on Wednesday, February 27, 2019.

2018 SEC Proved Reserves

PDC’s total proved reserves as of December 31, 2018 increased 20% to 544.9 MMBoe compared to 452.9 MMBoe reported at year-end 2017.  The composition of the reserves at the end of 2018 was 59% liquids and 41% natural gas, with 33% of the reserves classified as proved developed.  Year-end 2017 reserves were 58% liquid, 41% natural gas, and 32% proved developed.  Proved reserves in the Wattenberg Field increased 21% to 425.4 MMBoe, while proved reserves in the Delaware Basin increased 22% to 119.5 MMBoe.

Year-End Proved Reserve Breakdown by Basin	2017 (MMBoe)	2018 (MMBoe)	% Liquid (2018)
Wattenberg Field	350.8	425.4	57%
Delaware Basin	97.9	119.5	68%
Utica Shale	4.2	—	—
Total	452.9	544.9	59%

PDC’s independent reserve engineering firms, Ryder Scott Company, L.P. (Wattenberg) and Netherland, Sewell and Associates, Inc. (Delaware) completed their estimates of the Company’s year-end 2018 proved reserves in accordance with Securities and Exchange Commission (“SEC”) guidelines.  NYMEX pricing used in the preparation of the December 31, 2018 reserves was $65.56 per barrel for crude oil and $3.10 per million British Thermal Units for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials.  The Company has stress-tested its proved reserves to determine the impact of lower crude oil prices.  Replacing the 2018 SEC NYMEX crude oil price with a flat $50 per barrel NYMEX price, and leaving all other parameters unchanged, results in a decrease in PDC’s total proved reserves of approximately 2%.

The value of the Company’s proved reserves, utilizing the SEC price guidelines, discounted at ten percent and before tax (“PV10”), increased to $5.3 billion as of December 31, 2018, compared to $3.2 billion as of year-end 2017.  The increase in PV10 is primarily the result of an increase in the average NYMEX price of oil by more than 25%, along with an increase of approximately 20% in year-end proved reserves.

2018 Year-End Proved Reserves Summary	Proved Reserves (MMBoe)	BTAX PV-10 ($MM)	BTAX PV-10 ($/Boe)
Beginning balance at December 31, 2017	452.9	$3,212	$7.09
Extensions, revisions, dispositions and acquisitions	132.2
2018 estimated production	(40.2)
Ending balance at December 31, 2018	544.9	$5,321	$9.77

(1)         All-sources reserve replacement defined as the sum of the year-over-year net additions in proved reserves from extensions, revisions, dispositions and acquisitions, divided by 2018 estimated production.

2018 Fourth Quarter and Year-End Teleconference and Webcast

The Company invites you to join Bart Brookman, President and Chief Executive Officer; Lance Lauck, Executive Vice President Corporate Development and Strategy, Scott Meyers, Chief Financial Officer; and Scott Reasoner, Chief Operating Officer, for a conference call on Thursday, February 28, 2019 to discuss its 2018 fourth quarter results and year-end results.  The related slide presentation will be available on PDC’s website at www.pdce.com.

Conference Call and Webcast:

Date/Time: Thursday, February 28, 2019, 11:00 a.m. ET

Webcast available at: www.pdce.com

Domestic (toll free): 877-312-5520

International: 253-237-1142

Conference ID: 6887989

Replay Numbers:

Domestic (toll free): 855-859-2056

International: 404-537-3406

Conference ID: 6887989

The replay of the call will be available for six months on PDC’s website at www.pdce.com.

Upcoming Investor Presentations

PDC is scheduled to present at the Credit Suisse Energy Summit in Vail on Tuesday, February 12, 2019.  Webcast information will be posted to the Company’s website, www.pdce.com, prior to the start of the conference, along with any presentation materials.

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas.  PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical fact included in and incorporated by reference into this report are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate and similar expressions or variations of such words are intended to identify forward-looking statements herein. Forward-looking statements include, among other things, statements regarding future: production, costs and cash flows; drilling locations, zones and growth opportunities; commodity prices and differentials; capital expenditures and projects, including the number of rigs employed; management of lease expiration issues; midstream capacity and related curtailments; midstream divestitures and related capital and timing and adequacy of infrastructure projects of our midstream providers, including the impact of having a new plant come online during the third quarter of 2018.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this report reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Throughout this report or accompanying materials, we may use the term “projection” or similar terms or expressions, or indicate that we have “modeled” certain future scenarios. We typically use these terms to indicate our current thoughts on possible outcomes relating to our business or our industry in periods beyond the current fiscal year. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•                  changes in worldwide production volumes and demand, including economic conditions that might impact demand and prices for the products we produce;

•                  volatility of commodity prices for crude oil, natural gas and natural gas liquids (“NGLs”) and the risk of an extended period of depressed prices;

•                  volatility and widening of differentials;

•                  reductions in the borrowing base under our revolving credit facility;

•                  impact of governmental policies and/or regulations, including changes in environmental and other laws, the interpretation and enforcement of those laws and regulations, liabilities arising thereunder and the costs to comply with those laws and regulations;

•                  declines in the value of our crude oil, natural gas and NGLs properties resulting in impairments;

•                  changes in estimates of proved reserves;

•                  inaccuracy of reserve estimates and expected production rates;

•                  potential for production decline rates from our wells being greater than expected;

•                  timing and extent of our success in discovering, acquiring, developing and producing reserves;

•                  availability of sufficient pipeline, gathering and other transportation facilities and related infrastructure to process and transport our production and the impact of these facilities and regional capacity on the prices we receive for our production;

•                  timing and receipt of necessary regulatory permits;

•                  risks incidental to the drilling and operation of crude oil and natural gas wells;

•                  difficulties in integrating our operations as a result of any significant acquisitions and acreage exchanges;

•                  increases or changes in costs and expenses;

•                  availability of supplies, materials, contractors and services that may delay the drilling or completion of our wells;

•                  potential losses of acreage due to lease expirations or otherwise;

•                  increases or adverse changes in construction and procurement costs associated with future build out of midstream-related assets;

•                  future cash flows, liquidity and financial condition;

•                  competition within the oil and gas industry;

•                  availability and cost of capital;

•                  our success in marketing crude oil, natural gas and NGLs;

•                  effect of crude oil and natural gas derivative activities;

•                  impact of environmental events, governmental and other third-party responses to such events and our ability to insure adequately against such events;

•                  cost of pending or future litigation;

•                  effect that acquisitions we may pursue have on our capital requirements;

•                  our ability to retain or attract senior management and key technical employees; and

•                  success of strategic plans, expectations and objectives for our future operations.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading “Risk Factors,” made in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2018 and as amended on May 1, 2018 (the “2017 Form 10-K”), and our other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:	Michael Edwards
Senior Director Investor Relations
303-860-5820
michael.edwards@pdce.com

Kyle Sourk
Manager Investor Relations
303-318-6150
kyle.sourk@pdce.co

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